FiledFiled Pursuant to Rule 433 Issuer Free Writing Prospectus, dated June 1, 2020 Supplementing the Preliminary Prospectus Supplement, dated June 1, 2020 Registration No. 333-238843 Subordinated Notes Offering Investor Presentation June 2020

Disclosures Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this Presentation concerning Great Western Bancorp, Inc.’s expected performance and strategy, strategies for managing troubled loans, the impact on the business arising from the COVID-19 outbreak and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this Presentation are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward- looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year and Form 10-Q for the quarter ended March 31, 2020, and in other periodic filings it makes with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated April 30, 2020 along with an explanation of why management believes these measures provide useful information to investors and in the Appendix to this presentation. Our earnings release is available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release is also available as part of our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2020. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc. 2

Offering Disclaimer We have filed a registration statement (including a prospectus) (File No. 333-238843) and a preliminary prospectus supplement with the SEC for the offering to which this presentation relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents we have filed with the SEC, including the risk factors described therein, for more complete information about us and this offering. You may get these documents for free by visiting the EDGAR page at the SEC’s website at www.sec.gov. Alternatively, Great Western Bancorp, Inc., any underwriter or any dealer participating in the proposed offering will arrange to send you copies of the prospectus and the preliminary prospectus supplement relating to the proposed offering if you request it by calling Piper Sandler & Co. toll-free at 1-866-805-4128. This presentation may not be used in connection with any offer to sell, or solicitation of an offer to buy, any securities in a state or jurisdiction in which such offer or solicitation is not permitted by law or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Certain information contained in this presentation and statements made orally during this presentation relates to or is based on publications and other data obtained from third party sources. While we believe these third party sources to be reliable as of the date of this presentation, we have not independently verified, and make no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from such third party sources. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication there has been no change in the affairs of Great Western Bancorp, Inc. or Great Western Bank after the date hereof. 3

Terms of the Proposed Offering Security • Subordinated Notes due 2030 Rating • BBB by Kroll Bond Rating Agency, negative outlook Offering Type • SEC Registered Amount • $50.0 Million Rate Structure • Fixed-to-Floating Rate Maturity • 10 Years Call Period • 5 Years, at Par Covenants • Consistent with Regulatory Limitations of Tier 2 Capital Use of Proceeds • General corporate purposes, including support for organic growth plans and support for bank level capital ratios, as well as possible future redemption of callable subordinated notes Sole Book-Running Manager 4

About Great Western Bancorp, Inc.

Company Snapshot Company Overview – NYSE: GWB Fiscal Q2 2020 Financial Highlights • Full-service regional commercial bank focused on relationship-based Dollars in millions business and agribusiness banking Total Assets $12,388 • Headquartered in Sioux Falls, SD with 175 banking branches across Gross Loans $9,693 nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Balance Total Deposits $10,179 Nebraska, North Dakota and South Dakota Sheet Loan / Deposit Ratio 95.2% • Bank charter originated in 1935; purchased by National Australia Bank ² (“NAB”) in 2008; NAB sold 100% of its stake in GWB to public Tangible Common Equity $1,147 investors in a series of three equity offerings, completed in 2015 Total Equity $1,153 th 1 • 5 largest depository ag lender in the U.S. as of 12/31/19 ² Tang. Common Equity / Tang. Assets 9.3% Tier 1 Leverage Ratio 9.2% Capital CET1 Ratio 10.6% Tier 1 Capital Ratio 11.3% Total RBC Ratio 12.9% ² Adjusted Net Interest Margin 3.55% Cost of Deposits 0.75% Core Core Return on Avg. Assets ³ 0.90% Profitability Core Return on Avg. Equity ³ 6.06% Core Return on Avg. Tangible Common Equity ³ 9.88% Core Efficiency Ratio ³ 63.5% NPAs / Assets 1.94% NCOs / Avg. Loans 0.31% Asset Quality Non-accrual Loans / Loans 2.20% LLR / Loans 1.40% 1 Source: American Banker's Association 2 Non-GAAP measures; see appendix for reconciliation 6 3 Core metrics are non-GAAP measures; see appendix for reconciliations

Experienced Management Team Great Western Bank x x Industry Executive Officers experience (yrs) experience (yrs) 1 x Responsible for overall leadership and executive oversight of GWB and serves on the Board of Mark Borrecco Directors Former President & CEO and Board Director of Rabobank preceded by the role as EVP and Chief Retail 20 <1 President & CEO Banking Officer Prior senior management roles at Bank of the West and World Savings Bank/Wachovia x Doug Bass Former Regional President for Nebraska, Iowa, Kansas, Missouri, Arizona, Colorado, L&D, Marketing, Operations and People & Culture 37 11 Executive VP & COO Prior positions with U.S. Bank and First American Bank Group x Peter Chapman Responsible for financial / regulatory reporting, planning and strategy, project management, treasury, loan and deposit operations and information technology 26 16 Executive VP & CFO Prior U.S. experience with E&Y x Karlyn Knieriem Responsible for risk framework across GWB including Enterprise Risk, Compliance, BSA and Risk Asset Review 22 3 Executive VP & CRO Prior experience includes senior management roles with First National Bank of Omaha Responsible for leading the overall credit strategy, management, and portfolio administration for the Steve Yose bank 34 <1 Executive VP & CCO Former Executive Vice President and Chief Credit Officer for First Interstate Bank Prior Executive Vice President and Senior credit roles at KeyBank Non-Executive Officers x x x x Tim Kintner x Regional President for South Dakota and responsible for the retail business across the footprint Prior leadership positions with Bankers Trust Company, Bankers Trust, Marquette Bank, and Wells 37 2 Regional President SD Fargo Scott Erkonen x Prior leadership role representing the United States internationally in the areas of IT Governance and 24 13 Chief Information Officer Information Security — ISO (International Organization for Standardization) Bart Floyd x Prior experience with US Bank, Wells Fargo/South Trust Bank, and commercial banking and private 24 8 Regional President IA, KS & MO financing for organizations in Iowa, Colorado, and Texas Gail Grant x Former Group President for Northern Colorado and Arizona 31 11 Regional President CO & AZ Prior experience with Wells Fargo/Norwest Andy Pederson x Prior experience - Senior Human Resource Generalist for Citibank and Wells Fargo 20 11 Head of P&C and L&D Donald Straka x General Counsel and Corporate Prior experience - attorney and executive in banking, securities and M&A 32 6 Secretary Chris Wiedenfeld x Prior experience with American National Bank, US Bank, and Lauritzen Corporation 24 6 Regional President NE 7 NOTE: For Mr. Chapman, includes experience at National Australia Bank, Ltd. and subsidiaries; for Mr. Erkonen, includes experience at HF Financial Corp.

Operating Markets Mix of Metropolitan and Rural Markets • Historically, our core Midwestern presence was focused in Iowa, Nebraska and South Dakota in rural markets largely supported by agricultural economies • M&A activity and de novo expansion over the last decade have expanded our footprint to include more metro 1 markets including metro markets in Colorado and Arizona • While loan and deposit balances in the core rural markets remain important, growth prospects are much more robust in Metro markets • Compound average growth over the last five years in metro markets has been 10% for loans and 8% for deposits, compared to (2)% and 5%, respectively, in rural markets Loans ($MM) Deposits ($MM) 8 1 Metro markets generally include MSAs with >100K populations

COVID-19 Response Customers & Community Employees & Operations • Proactively reaching out to loan and deposit customers • Mobilized remote access to approximately 850 team through segment reviews; efforts to continuously develop members in multiple phases additional customer support options ongoing ◦ Operating with over 750 employees working remotely • Participating lender in Paycheck Protection Program process to support small businesses • Restrictions placed on business travel ◦ Nearly 4,330 applications approved for just over • Key management separated $743M in lending volume • Transferred 100 team members to various departments like • Loan Modification Relief call center and loan processing to support shifts in customer transactions and activities ◦ Provided interest-only payments and 90-day deferrals for 963 loan customers • Activated increased funding monitoring and planning • Modified channels to support additional remote volumes such • Bonus paid to retail and support staff for their hard work and as mobile deposit limits and ATM cash availability flexibility along with option to all staff for PTO Cash Out • Closed branch lobbies and maintained drive thru and • Implemented executive-led segment reviews on more than meetings by appointment 400 relationships spanning 40% of the portfolio to proactively monitor and identify early indicators • Supporting local business customers 4 5 9 NOTE: All data as of May 8, 2020 unless otherwise noted

Financial Summary

Selected GAAP & Non-GAAP Results: March 31, 2020 Goodwill & At and for the three months ended: GAAP Intangible excl Goodwill Credit Related Non-GAAP Adjusted Net interest income $ 101,983 $ — $ 101,983 $ — $ 101,983 Provision for loan and lease losses 71,795 — 71,795 59,712 12,083 Total noninterest income (83) — (83) (10,434) 10,351 Total noninterest expense 808,453 742,352 66,101 3,758 62,343 (Benefit from) provision for income taxes (37,730) (29,339) (8,391) (17,220) 8,829 Adjustments to Net Income $ (740,618) $ 713,013 $ (27,605) $ 56,685 $ 29,080 Goodwill & At and for the six months ended: GAAP Intangible excl Goodwill Credit Related Non-GAAP Adjusted Net interest income $ 207,156 $ — $ 207,156 $ — $ 207,156 Provision for loan and lease losses 79,898 — 79,898 59,712 20,186 Total noninterest income 15,650 — 15,650 (10,434) 26,084 Total noninterest expense 865,383 742,352 123,031 3,758 119,273 (Benefit from) provision for income taxes (25,131) (29,339) 4,208 (17,220) 21,428 Adjustments to Net Income $ (697,344) $ 713,013 $ 15,669 $ 56,685 $ 72,354 • Financial results this quarter included several items linked to the impact of the COVID-19 pandemic. We recognized an impairment included in noninterest expense of $742.4M, of which $622.4M stemmed from goodwill related to the acquisition of Great Western Bank in 2008 by National Australia Bank, $118.2M from goodwill related to subsequent acquisitions and $1.8M from certain intangible assets. The expense was offset in part by a related benefit from income taxes of $29.3M. • In addition, COVID-19 impacts included $73.8M in several credit and other related charges for loan and other real estate reserves, including a $59.7M charge for general allowance increases in provision expense, $7.1M and $3.3M of charges for fair value credit risk and derivative reserves in noninterest income, respectively, a $3.3M write down on an OREO hotel property negatively impacted by COVID-19 pandemic travel restrictions, and $0.4M of charges for the reserve on unfunded commitments in noninterest expenses. All of these pretax expenses are offset in part by a related benefit from income taxes of $17.2M. • See also the "Non-GAAP Financial Measures and Reconciliation" section in this document for further discussion of the above items. 11

Summary Balance Sheet Items Total Assets ($B) Total Deposits ($B) 10.5 13.0 12.8 12.9 10.3 10.1 10.2 10.0 12.5 12.4 9.7 12.1 9.5 12.0 9.0 11.7 9.0 11.5 8.6 11.5 8.5 11.0 8.0 10.5 7.5 FY16 FY17 FY18 FY19 1QFY20 2QFY20 FY16 FY17 FY18 FY19 1QFY20 2QFY20 Gross Loans ($B) Loans / Deposits (%) 12.0 102.0 100.9 9.7 9.7 99.9 10.0 9.4 9.6 100.0 8.7 9.0 8.0 98.0 96.7 6.0 96.0 95.4 95.2 94.2 4.0 94.0 2.0 92.0 0.0 90.0 FY16 FY17 FY18 FY19 1QFY20 2QFY20 FY16 FY17 FY18 FY19 1QFY20 2QFY20 12

Summary Profitability Metrics Return on Average Assets (%) 1 Return on Average Tangible Common Equity (%) 1 1.6 18.0 1.3 1.3 1.3 15.1 15.4 15.3 15.3 1.4 1.3 16.0 15.0 1.2 1.2 14.0 12.0 1.0 0.9 9.9 10.0 0.8 8.0 0.6 6.0 0.4 4.0 0.2 2.0 (23.2) (9.3) 0.0 0.0 FY16 FY17 FY18 FY19 1QFY20 2QFY20 Adj. FY16 FY17 FY18 FY19 1QFY20 2QFY20 Adj. 2QFY20 2QFY20 Adjusted Net Interest Margin (%) 2 Efficiency Ratio (%) 2 4.50 80.0 4.00 3.76 3.84 3.74 70.0 3.66 3.65 3.55 63.5 3.50 60.0 49.6 3.00 50.0 46.5 47.1 45.8 46.2 2.50 40.0 2.00 30.0 1.50 20.0 1.00 10.0 0.50 0.0 FY16 FY17 FY18 FY19 1QFY20 2QFY20 FY16 FY17 FY18 FY19 1QFY20 2QFY20 1 Adjusted ROAA and ROATCE are non-GAAP measures; see appendix for reconciliations 13 2 Adjusted NIM (FTE) and Efficiency Ratio are non-GAAP measures; see appendix for reconciliations

Non-interest Income and Expense Noninterest Income ($000) Noninterest Expense ($000) 90,000 250,000 231,425 63,214 224,898 73,609 216,643 49,253 5,774 207,640 70,000 4,128 8,282 45,938 7,928 43,732 60,732 200,000 7,261 5,842 40,403 9,118 5,109 7,283 53,591 9,219 4,848 20,330 20,784 50,000 19,817 8,914 150,000 29,805 24,077 19,554 28,288 30,000 25,440 55,725 52,925 51,077 43,893 15,733 100,000 1,165 1,612 1,135 2,964 1,145 10,000 3,122 66,101 11,409 135,352 136,305 9,188 128,135 56,930 109,055 17,069 (811) (2,032) (1,417) 50,000 10,159 5,093 5,597 (15,331) (14,673) 5,773 6,123 (10,000) (22,344) (83) 35,905 37,312 0 (30,000) FY16 FY17 FY18 FY19 1QFY20 Adj. 2 FY16 FY17 FY18 FY19 1QFY20 2QFY20 2QFY20 Service Charges Wealth Management Mortg. Banking Inc. Salaries & Benefits Data Proc. And Comm. Occupancy and Equip. Other 2 Fair Value Adjustments1 Other1 1 Fair value adjustments include change in fair value of loans at fair value and loss on derivatives; other noninterest income includes net loss on sale of securities and other noninterest income 2 Other noninterest expense includes professional fees, advertising, loss on repossessed property, acquisition expenses and other noninterest expenses; adjusted noninterest expense is a non-GAAP measure and 14 adjusted for COVID-19 related goodwill impairment charge in the quarter ending March 31, 2020; see Appendix for reconciliation

Historical Capital Ratios TCE / TA ¹ (%) Tier 1 Leverage Ratio (%) 9.8 9.7 11.0 9.6 9.6 10.7 9.6 10.4 9.4 9.3 10.5 10.3 9.2 10.1 9.2 10.0 9.0 9.5 8.8 9.5 9.2 8.6 8.5 8.4 9.0 8.2 8.5 8.0 7.8 8.0 FY16 FY17 FY18 FY19 1QFY20 2QFY20 FY16 FY17 FY18 FY19 1QFY20 2QFY20 CET1 and Tier 1 Capital Ratio (%) Total Risk Based Capital Ratio (%) 13.2 14.0 13.0 13.0 12.0 11.7 12.0 12.0 11.1 11.4 11.3 13.0 12.9 10.0 12.8 12.7 8.0 12.6 12.5 6.0 11.3 11.3 10.2 10.7 11.0 10.6 12.4 4.0 12.2 2.0 12.2 0.0 12.0 FY16 FY17 FY18 FY19 1QFY20 2QFY20 11.8 Common Equity Tier 1 Ratio Tier 1 Capital Ratio FY16 FY17 FY18 FY19 1QFY20 2QFY20 15 1 TCE/TA is a non-GAAP measure; see Appendix for reconciliation

Loan Portfolio and Asset Quality

Loan Portfolio Composition Loan Portfolio ($MM) Portfolio Segmentation by Type At September 30 of each fiscal year unless otherwise noted (UPB). Geographic Diversification 17 NOTE: Other loans represent certain ASC 310-30 loans and certain other loans managed by our staff

Commercial Loans Highlights • CRE loans grew by $138.1 million, or 2.7%, during the quarter due to construction draw downs, new relationships across the footprint and adjustments to FV loans • C&I loans grew by $22.8 million, or 1.4%, during the quarter due to increased activity in warehouse mortgage lending to independent mortgage originators CRE Portfolio Composition by Industry (UPB): $5.2B C&I Portfolio Composition by Industry (UPB): $1.7B CRE Portfolio Exposure Sizes (UPB) C&I Portfolio Exposure Sizes (UPB) NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership group; industry disclosures based on NAICS codes 18 NOTE: As of March 31, 2020 .

Accommodation / Food Services Highlights Hotel Balances vs Commitments ($MM) • Hotels, restaurants, drinking places, and entertainment segments make up $1.38B of the loan portfolio, as follows... ◦ Hotels & motels $1.14B ◦ Restaurants and drinking places $0.12B ◦ Entertainment $0.12B • 89% is secured by real estate and classified as CRE while 11% is classified as C&I More on Hotels • Mature portfolio with 95.7% of commitments operational, 3.7% under construction, and 0.6% committed and not started Hotel Loan Balance Geography ◦ Only $14M of commitments not drawn on operating and $71M not drawn on 10 construction projects • 90% of the balance concentrated within the bank's footprint ◦ 59% in the 7 Midwestern states ◦ 31% in the western states of Colorado and Arizona • Overall loan to value is approximately 62% on outstanding balances for loans over $5M, which makes up more than 80% of the hotel portfolio • 87.5% of the balance is term debt and 12.5% is lines of credit • As of 3/31/2020, 95.2% of loans rated pass, 2.7% rated watch, and 2.1% rated substandard; increased monitoring is in place *Non-Footprint includes AK $22, CA $20, FL $19, among others. 19 NOTE: As of March 31, 2020 unless otherwise noted

Hotel Portfolio Highlights Relationship Sizes ($MM) • The portfolio is comprised of approximately 200 relationships, with loan amounts well diversified by size • Relationships and credits that have medium to long tenure and minimal line commitment exposure outside of construction • Flagged hotel relationships make up more than 84% of the portfolio (with the rest as boutiques, casinos, or resorts) • Net loan charge-offs from 2013-present were $3.4M related to 5 relationships 116 44 23 7 Customer Tenure ($MM) Hotel Charge-offs as % of Total Loans 20 NOTE: As of March 31, 2020 unless otherwise noted

AG Loan Portfolio Highlights Ag Portfolio Composition by Industry (UPB) • Portfolio is balanced across sub segments • 10 largest Ag exposures represent 16.6% of total Ag and average $31 million • Approximately 3,000 customers with an average exposure size of $640,000 • COVID-19 pandemic impacts on pricing and government support being closely monitored • Charge-offs in FY19 and into FY20 are driven by a small number of cattle and grain relationships Geography Ag Portfolio Exposure Sizes (UPB) NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups; industry disclosures based on NAICS codes 21 NOTE: As of March 31, 2020 unless otherwise noted

Asset Quality Summary Highlights • Asset quality continues to be a paramount focus as we work to improve the overall risk profile of the portfolio • On May 13th, our new Chief Credit Officer, Stephen Yose, joined the Company, with prior experience as CCO of First Interstate Bank • Watch loans remain at elevated levels though showed stabilization compared to the prior quarter as we work to identify early indicators on loans that warrant added attention • Substandard loans, also elevated, declined from the prior quarter by $12.4M as a small number of credits in Ag were upgraded while a couple larger commercial credits showing deterioration were downgraded • Progress continues to be made on the transition to a new rating system that will adopt the Special Mention category to help support credit management and align with common Criticized Loan measures Watch Loans ($MM) Substandard Loans ($MM) 22

Summary Asset Quality Metrics Non-Performing Assets Non-Performing Loans 400.0 2.50 400.0 2.50 2.20 350.0 1.94 2.00 350.0 2.00 300.0 1.54 1.26 1.37 1.50 300.0 1.46 1.52 1.19 1.50 250.0 1.52 1.62 1.00 250.0 1.13 1.00 200.0 97.1 1.10 0.50 200.0 150.0 67.6 69.8 0.50 59.1 150.0 46.8 66.1 0.00 28.2 100.0 68.2 37.8 36.0 0.00 143.3 100.0 57.9 29.3 50.0 100.5 107.2 128.0 (0.50) 143.3 68.5 77.9 107.2 128.0 (0.50) 50.0 100.5 77.9 0.0 (1.00) 68.5 FY16 FY17 FY18 FY19 1QFY20 2QFY20 0.0 (1.00) FY16 FY17 FY18 FY19 1QFY20 2QFY20 Ag NPAs ($MM) Non-ag NPAs ($MM) NPAs / Assets (%) Non-ag NPLs ($MM) Ag NPLs ($MM) Non-accrual Loans / Gross Loans (%) Net Charge-Offs Loan Loss Reserves 50.0 0.60 200.0 2.00 180.0 1.40 45.0 0.26 0.31 0.40 1.50 40.0 0.18 0.36 160.0 0.12 0.20 0.71 0.73 136.0 1.00 35.0 0.25 140.0 0.74 0.69 0.00 30.0 10.3 120.0 0.76 0.50 25.0 (0.20) 100.0 0.00 20.0 70.8 72.8 (0.40) 80.0 64.6 63.5 64.5 (0.50) 15.0 15.2 7.8 24.5 (0.60) 60.0 10.0 7.0 (1.00) 5.8 (0.80) 40.0 5.0 9.1 1.6 7.4 4.5 7.7 20.0 (1.50) 0.0 3.7 (1.00) FY16 FY17 FY18 FY19 1QFY20 2QFY20 0.0 (2.00) FY16 FY17 FY18 FY19 1QFY20 2QFY20 Ag NCOs ($MM) Non-ag NCOs ($MM) NCOs / Avg Loans (%) Loan Loss Reserves ($MM) ALLL / Gross Loans (%) 23

Asset Quality Metrics Highlights Nonaccruals / Total Loans • Nonaccrual loans increased 36.5% for the quarter to $213M driven by a small number of relationships in healthcare and agriculture industries as they progress through the workout process • Net charge-offs for the quarter were 0.36% of average loans on an annualized basis, up from 0.25% of average total loans on an annualized basis for the prior quarter • The ratio of ALLL to total loans increased to 1.40% for the quarter from 0.76% as of the prior quarter, and total comprehensive coverage increased to 1.68% from 0.94%, reflecting increased levels of incurred losses related to the COVID-19 outbreak • The Company expects to implement CECL on October 1, 2020 Net Charge-offs / Average Total Loans 2 Comprehensive Credit-Related Coverage ($MM) GWB Legacy Loans Amortized Acquired Cost Fair Value Loans Total ALLL $ 131.8 $ — $ 4.2 $ 136.0 Remaining Loan Discount $ — $ — $ 10.5 $ 10.5 Fair Value Adjustment (Credit) $ — $ 16.7 $ — $ 16.7 Total ALLL / Discount / FV Adj. $ 131.8 $ 16.7 $ 14.7 $ 163.2 Total Loans $ 8,502.0 $ 792.1 $ 399.2 $ 9,693.3 ALLL / Total Loans 1.55% — % 1.05% 1.40 % Discount / Total Loans — % — % 2.63% 0.11 % FV Adj. / Total Loans — % 2.11% — % 0.17 % Total Coverage / Total Loans ¹ 1.55% 2.11% 3.68% 1.68% 1 Comprehensive Credit-Related Coverage is a non-GAAP measure that Management believes is useful to demonstrate that the FV adjustments related to credit and remaining loan discounts consider credit risk and should be considered as part of total coverage 2 Annualized for partial periods 24 NOTE: As of March 31, 2020 unless otherwise noted

AG Loan Asset Quality Commentary Ag Net Charge-offs / Average Total Loans 1 • Charge-offs in FY20 largely consist of problem credits from the beef and grain sectors • Watch loans are $233M spread evenly across key sectors as we increase monitoring on several credits • Substandard loans were $375M with more than half the balance related to dairy loans still being evaluated based on FY19 year end financials, along with a single swine relationship downgraded in the prior quarter Ag Watch Loans by Category 2 Ag Substandard Loans by Category 2 1 Annualized for partial year periods 25 2 Categories with less than $20m were considered immaterial and combined in Other

Investments, Liquidity, Funding and Capital

Investments and Borrowings Highlights • Investment portfolio weighted average life of 3.3 years as of March 31, 2020 and yield of 2.29% for the quarter ended March 31, 2020, a decrease of 11 basis points compared to the prior quarter • Spot yield on the portfolio at March 31, 2020 was 2.21% with yields on new purchases at levels above maturities • Borrowings portfolio had a cost of 2.37% for the quarter ended March 31, 2020, a decrease of 25 basis points compared to the prior quarter, making it a more cost effective source of funding Investment Portfolio Borrowings & Weighted Average Cost 27 NOTE: As of March 31, 2020 unless otherwise noted

Liquidity Detail Additional Sources of Bank Funding Outstanding Debt Detail Amount Available • Issued $35MM in subordinated debt in 2015 at a fixed Type Outstanding ($MM) ($MM) coupon of 4.875% Cash and Unencumbered Securities $1,529 ◦ Maturing August 2025 with a 5 year non-call (first FHLB, Notes Payable $725 $1,464 call date of August 2020, at par) FHLB Fed Funds Advance $75 FRB Discount Window $0 $1,232 ◦ Fixed-to-floating rate coupon, with a 4.875% fixed Unsecured Federal Funds $0 $125 rate for the initial 5 year period Total $800 $4,351 ◦ The fixed rate expires in August 2020, shifting to a floating rate of 3 month LIBOR +315 basis points • $73.8MM of trust preferred securities outstanding Holding Company Detail ◦ The securities are on floating rates between 3 month Amount Available LIBOR +148 basis points to 3 month LIBOR +335 Type Outstanding ($MM) ($MM) basis points Cash & Due from Banks $31 ◦ The trust preferred securities will mature between Subordinated Debt $35 January 2033 to October 2037 Trust Preferred $74 ◦ All trust preferred are currently callable, at par Total $109 $31 28

Deposits Portfolio Segmentation by Type Portfolio Over Time ($MM) At September 30 of each fiscal year unless otherwise noted. Geographic Diversification NOTE: South Dakota and Corporate deposits include deposits managed by our Corporate staff 29 NOTE: As of March 31, 2020 unless otherwise noted

Interest Rate Sensitivity Summary Change in Net Interest Income from Rate Shift ◦ Investment portfolio weighted average life of 3.3 years 15.00% • Relatively short average tenor of the loan portfolio (1.5 years at March 31, 2020) due to: 10.00% • Higher proportion of 12-month revolving lines of credit in line with business and agriculture lending focus 5.00% • Certain fixed-rate loans with original terms greater than 5 0.00% years are swapped to floating • Within the loan portfolio, 40.9% is variable or expected to -5.00% reprice in the next 12 months -100 bps + 100 bps + 200 bps + 300 bps + 400 bps Immediate Gradual Rate Floor Profile Rate Term NOTE: Chart shows volumes and yields at the quarter end; variable/adjustable: 40% Prime, 29% 5 yr Treasury, 31% all other 30 NOTE: As of March 31, 2020 unless otherwise noted

Capital Summary • Total capital for the quarter was $1.35B for a ratio of 12.9%, and Tier 1 Capital was $1.19B for a ratio of 11.3% • Tangible common equity 2 was $1.15B reflecting a 9.3% ratio against tangible assets 2 • The above ratios reflect $40M of share buybacks executed prior to the onset of the COVID-19 pandemic and have been indefinitely suspended to moderate the impact of COVID-19 by maintaining strong capital levels and liquidity to support customers • Dividend of $0.15 declared for the quarter ended March 31, 2020 reflects a 2.1% yield ◦ The Board of Directors declared a reduced dividend from prior period due to incurred loss resulting from the COVID-19 pandemic • Work continues on impact from CECL implementation effective October 1, 2020 • Capital strategy is primarily to maintain capital levels through the COVID-19 pandemic, while other opportunities for growth and M&A and further dividends are carefully evaluated Capital Ratios Total Risk-Based Capital Composition ($MM) Well Capitalized Difference to Well Great Western Bancorp, Inc. Ratio Minimum Capitalized Tier 1 capital 11.3% 8.0% 3.3% Total capital 12.9% 10.0% 2.9% Tier 1 leverage 9.2% 5.0% 4.2% Common equity tier 1 10.6% 6.5% 4.1% Tangible common equity / tangible assets ² 9.3% x x Risk-weighted assets ($MM) $10,505 x x Well Capitalized Difference to Well Great Western Bank Ratio Minimum Capitalized Tier 1 capital 11.3% 8.0% 3.3% Total capital 12.5% 10.0% 2.5% Tier 1 leverage 9.2% 5.0% 4.2% Common equity tier 1 11.3% 6.5% 4.8% Risk-weighted assets ($MM) $10,504 x x 1 Future dividends subject to Board approval 2 TCE/TA is a non-GAAP measure; see appendix for reconciliation 31 NOTE: As of March 31, 2020 unless otherwise noted

Pro Forma Capital Pro Forma Capital Dollars in thousands As Reported Pro Forma for 3/31/2020 $50M Sub Notes 1 Cash & Securities $2,380,753 $2,429,753 Net Loans 9,557,345 9,557,345 Intangible Assets 6,703 6,703 Other Assets 443,007 443,007 Total Assets 12,387,808 12,436,808 Deposits 10,179,115 10,179,115 Borrowings 888,845 888,845 Trust Preferred 73,765 73,765 Subordinated Debt, Net 34,975 83,975 Other Liabilities 57,644 57,644 Total Liabilities 11,234,344 11,283,344 Common Equity 1,153,464 1,153,464 Total Equity 1,153,464 1,153,464 Total Liabilities & Equity 12,387,808 12,436,808 Consolidated Capital Ratios TCE / TA 9.3% 9.2% Tier 1 Leverage Ratio 9.2% 9.2% CET1 Ratio 10.6% 10.6% Tier 1 Risk-Based Capital Ratio 11.3% 11.3% Total Risk-Based Capital Ratio 12.9% 13.3% Bank Level Capital Ratios Tier 1 Leverage Ratio 9.2% 9.5% CET1 Ratio 11.3% 11.6% Tier 1 Risk-Based Capital Ratio 11.3% 11.6% Total Risk-Based Capital Ratio 12.5% 12.8% CRE / Risk-Based Capital 263% 256% C&D / Risk-Based Capital 40% 39% 1 Assumes a $50.0 million gross holding company subordinated note offering; assumes a 1.40% underwriting fee and $300 thousand in fixed, transaction-related expenses; pro forma bank-level capital ratios assume that $35.0M of the offering net proceeds are down-streamed to Great Western Bank 32 NOTE: Cash and securities include cash, securities and FHLB stock

Double Leverage & Interest Coverage Double Leverage Dollars in thousands Calculation of Double Leverage For the Year Ended September 30, For the Quarter Ended, Pro Forma 2018 2019 12/31/19 3/31/20 3/31/20 ¹ Equity Investment in Subsidiaries $1,871,452 $1,942,340 $1,962,364 $1,232,581 $1,232,581 Consolidated Equity $1,840,551 $1,900,249 $1,920,669 $1,153,464 $1,153,464 Double Leverage Ratio 101.7% 102.2% 102.2% 106.9% 106.9% Proposed Downstream of Debt Offering $35,000 Pro Forma Equity Investment in Subsidiaries $1,267,581 Pro Forma Double Leverage Ratio 109.9% Interest Coverage Calculation of Interest Coverage For the Year Ended September 30, For the Quarter Ended, LTM Pro Forma 2018 2019 6/30/19 9/30/19 12/31/19 3/31/20 3/31/20 3/31/20 ¹ Total Deposit Interest $60,112 $106,718 $28,615 $27,211 $21,940 $18,867 $96,633 $96,633 Existing Subordinated Debt Interest 1,706 1,706 427 427 427 427 1,706 $1,706 Subordinated Debt - New Issuance Interest 0 0 0 0 0 0 0 3,250 Trust Preferred Interest 3,334 3,834 990 936 884 811 3,623 3,623 FHLB Advances / Borrowings Interest 8,848 9,951 2,538 3,487 3,113 3,155 12,293 12,293 Total Interest Expense $74,000 $122,209 $32,570 $32,061 $26,364 $23,260 $114,255 $117,505 Pre-Tax Income $232,035 $215,595 $34,318 $64,539 $55,873 ($778,347) ($623,617) ($626,867) Adjusted Pre-Tax Income 2 $37,909 $192,639 $189,389 Interest Coverage (including deposit expense) 4.1x 2.8x 2.1x 3.0x 3.1x NM NM NM Interest Coverage (excluding deposit expense) 17.7x 14.9x 9.7x 14.3x 13.6x NM NM NM Adjusted Interest Coverage (including deposit expense) 2 2.6x 2.7x 2.6x Adjusted Interest Coverage (excluding deposit expense) 2 9.6x 11.9x 10.9x 1 Pro forma assumes a $50.0 million subordinated note offering with a 6.50% coupon; assumes that $35.0 million of net offering proceeds are down-streamed to Great Western Bank 2 Pre-tax income adjusted for COVID-19 related goodwill impairment charge as well as COVID-19 related credit and other related charges incurred in the quarter ending March 31, 2020; 33 see Appendix for reconciliation

Summary

Summary Diversified geographic markets, diversified loan book, diversified revenue streams Durable core deposit base Management team combines new leadership with deep institutional and market knowledge Expertise in agricultural lending over many years and across many cycles Highly efficient operator, with historically attractive efficiency ratios below 50% Well capitalized, with strong reserves and conservative approach to capital management Client-focused customer service approach, driving long term trusted relationships 35

Appendix Other Financial Information and Non-GAAP Measures

Revenue Revenue Highlights Net Interest Income ($MM) and NIM • Net interest income (FTE) decreased 3.0% to $103.5 million compared to prior quarter ◦ Decline in loan and securities yields outpaced by deposit and funding yields, particularly following the Federal Reserve's emergency rate cutting of 150 basis points • NIM (FTE) and adjusted NIM (FTE) 1 was down 9 and 10 basis points, respectively, compared to 1QFY20 • Adjusted noninterest income 2 decreased $2.6 million primarily related to lower deposit revenue and interchange revenue from seasonal declines combined with further declines in transaction activity from COVID-19 pandemic impacts NIM Analysis Noninterest Income ($000) 2 1 Adjusted NIM (FTE) is a non-GAAP measure; see appendix for reconciliations 2 Chart excludes changes related to loans and derivatives at fair value which netted to $(14.7)M for the quarter and gain/loss on sale of securities; dollars in thousands 37 NOTE: As of March 31, 2020 unless otherwise noted

Earnings, Expenses & Provision Highlights Net Income and Adjusted Net Income ($MM) • Adjusted net income 1 of $29.1 million, a decrease of 32.8% over 1QFY20 • ROAA of (10.86)% and 2.8% ROTCE 1 for the quarter • Efficiency ratio 1 was 63.5% for the quarter • Noninterest expenses (Non-GAAP) increased in the quarter due to salaries and employee benefits related to annual merit increases effective in January, a one-time bonus payment to retail staff of $0.5M and elevated legal and administrative costs on OREO assets • Higher provision for loan losses during the quarter due mainly to increased levels of incurred losses related to the COVID-19 outbreak Noninterest Expense ($MM) Provision for Loan Losses ($MM) 38 1 Adjusted net income, ROTCE and efficiency ratio are non-GAAP measures; see appendix for reconciliations

Non-GAAP Measures At or for the six months ended: At or for the three months ended: March 31, March 31, March 31, December 31, September 30, June 30, March 31, 2020 2019 2020 2019 2019 2019 2019 Adjusted net income and adjusted earnings per common share: Net (loss) income - GAAP $ (697,344) $ 90,297 $ (740,618) $ 43,274 $ 50,285 $ 26,783 $ 44,511 Add: COVID-19 related impairment of goodwill and certain intangible assets, net of tax 713,013 — 713,013 — — — — Add: COVID-19 impact on credit and other related charges, net of tax 56,685 — 56,685 — — — — Adjusted net income $ 72,354 $ 90,297 $ 29,080 $ 43,274 $ 50,285 $ 26,783 $ 44,511 Weighted average diluted common shares outstanding 56,141,816 57,556,984 55,906,002 56,457,967 56,804,172 57,110,103 57,074,674 Earnings per common share - diluted $ (12.42) $ 1.57 $ (13.25) $ 0.77 $ 0.89 $ 0.47 $ 0.78 Adjusted earnings per common share - diluted $ 1.29 $ 1.57 $ 0.52 $ 0.77 $ 0.89 $ 0.47 $ 0.78 Tangible net income and return on average tangible common equity: x x x x x Net (loss) income - GAAP $ (697,344) $ 90,297 $ (740,618) $ 43,274 $ 50,285 $ 26,783 $ 44,511 Add: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets, net of tax 713,817 687 713,440 377 315 335 343 Tangible net income $ 16,473 $ 90,984 $ (27,178) $ 43,651 $ 50,600 $ 27,118 $ 44,854 Average common equity $ 1,913,277 $ 1,819,996 $ 1,918,035 $ 1,908,519 $ 1,885,785 $ 1,864,132 $ 1,822,940 Less: Average goodwill and other intangible assets 744,702 746,305 741,257 748,146 745,349 745,718 746,107 Average tangible common equity $ 1,168,575 $ 1,073,691 $ 1,176,778 $ 1,160,373 $ 1,140,436 $ 1,118,414 $ 1,076,833 Return on average common equity * (72.9)% 10.0% (155.3)% 9.0% 10.6% 5.8% 9.9 % Return on average tangible common equity ** 2.8% 17.0% (9.3)% 15.0% 17.6% 9.7% 16.9% * Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods. ** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods. 39

Non-GAAP Measures (cont.) At or for the six months ended: At or for the three months ended: March 31, March 31, March 31, December 31, September 30, June 30, March 31, 2020 2019 2020 2019 2019 2019 2019 Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis): Net interest income - GAAP $ 207,156 $ 208,369 $ 101,983 $ 105,173 $ 106,709 $ 105,629 $ 103,475 Add: Tax equivalent adjustment 3,037 2,932 1,514 1,523 1,487 1,424 1,442 Net interest income (FTE) 210,193 211,301 103,497 106,696 108,196 107,053 104,917 Add: Current realized derivative gain (loss) (2,140) 426 (1,250) (890) (127) 321 405 Adjusted net interest income (FTE) $ 208,053 $ 211,727 $ 102,247 $ 105,806 $ 108,069 $ 107,374 $ 105,322 Average interest-earning assets $ 11,567,032 $11,216,179 $ 11,590,453 $11,543,610 $11,609,823 $11,617,521 $11,345,559 Net interest margin (FTE) * 3.63% 3.78% 3.59% 3.68% 3.70% 3.70% 3.75 % Adjusted net interest margin (FTE) ** 3.60% 3.79% 3.55% 3.65% 3.69% 3.71% 3.76% * Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods. ** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods. Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans: x x x x x Interest income - GAAP $ 229,679 $ 241,889 $ 111,970 $ 117,709 $ 124,923 $ 124,098 $ 121,528 Add: Tax equivalent adjustment 3,037 2,932 1,514 1,523 1,487 1,424 1,442 Interest income (FTE) 232,716 244,821 113,484 119,232 126,410 125,522 122,970 Add: Current realized derivative gain (loss) (2,140) 426 (1,250) (890) (127) 321 405 Adjusted interest income (FTE) $ 230,576 $ 245,247 $ 112,234 $ 118,342 $ 126,283 $ 125,843 $ 123,375 Average non-ASC 310-30 loans $ 9,525,157 $ 9,525,498 $ 9,496,153 $ 9,554,161 $ 9,693,395 $ 9,699,433 $ 9,615,096 Yield (FTE) * 4.89% 5.15% 4.81% 4.96% 5.17% 5.19% 5.19 % Adjusted yield (FTE) ** 4.84% 5.16% 4.75% 4.93% 5.17% 5.20% 5.20% * Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods. ** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods. 40

Non-GAAP Measures (cont.) At or for the six months ended: At or for the three months ended: March 31, March 31, March 31, December 31, September 30, June 30, March 31, 2020 2019 2020 2019 2019 2019 2019 Efficiency ratio: Total revenue - GAAP $ 222,806 $ 243,312 $ 101,900 $ 120,906 $ 121,732 $ 116,395 $ 121,698 Add: Tax equivalent adjustment 3,037 2,932 1,514 1,523 1,487 1,424 1,442 Total revenue (FTE) $ 225,843 $ 246,244 $ 103,414 $ 122,429 $ 123,219 $ 117,819 $ 123,140 Noninterest expense $ 865,383 $ 113,686 $ 808,453 $ 56,930 $ 55,212 $ 56,000 $ 56,580 Less: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets 743,206 788 742,779 427 366 385 394 Tangible noninterest expense $ 122,177 $ 112,898 $ 65,674 $ 56,503 $ 54,846 $ 55,615 $ 56,186 Efficiency ratio * 54.1% 45.8% 63.5% 46.2% 44.5% 47.2% 45.6% * Calculated as the ratio of tangible noninterest expense to total revenue (FTE). Tangible common equity and tangible common equity to tangible assets: x x x x x Total stockholders' equity $ 1,153,464 $ 1,852,394 $ 1,153,464 $ 1,920,669 $ 1,900,249 $ 1,881,128 $ 1,852,394 Less: Goodwill and other intangible assets 6,703 745,947 6,703 749,481 745,197 745,563 745,947 Tangible common equity $ 1,146,761 $ 1,106,447 $ 1,146,761 $ 1,171,188 $ 1,155,052 $ 1,135,565 $ 1,106,447 Total assets $ 12,387,808 $ 12,830,162 $ 12,387,808 $ 12,851,665 $ 12,788,301 $ 12,954,896 $ 12,830,162 Less: Goodwill and other intangible assets 6,703 745,947 6,703 749,481 745,197 745,563 745,947 Tangible assets $ 12,381,105 $ 12,084,215 $ 12,381,105 $ 12,102,184 $ 12,043,104 $ 12,209,333 $ 12,084,215 Tangible common equity to tangible assets 9.3% 9.2% 9.3% 9.7% 9.6% 9.3% 9.2 % x x x x x x Tangible book value per share: x x x x x Total stockholders' equity $ 1,153,464 $ 1,852,394 $ 1,153,464 $ 1,920,669 $ 1,900,249 $ 1,881,128 $ 1,852,394 Less: Goodwill and other intangible assets 6,703 745,947 6,703 749,481 745,197 745,563 745,947 Tangible common equity $ 1,146,761 $ 1,106,447 $ 1,146,761 $ 1,171,188 $ 1,155,052 $ 1,135,565 $ 1,106,447 Common shares outstanding 55,013,928 56,938,435 55,013,928 56,382,915 56,283,659 56,939,032 56,938,435 Book value per share - GAAP $ 20.97 $ 32.53 $ 20.97 $ 34.06 $ 33.76 $ 33.04 $ 32.53 Tangible book value per share $ 20.84 $ 19.43 $ 20.84 $ 20.77 $ 20.52 $ 19.94 $ 19.43 41